As filed with the Securities and Exchange Commission on May 12, 2023.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERU INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1144397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

(305) 509-6897

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MITCHELL S. STEINER, M.D.

Chairman, President and Chief Executive Officer

Veru Inc.

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

Telephone (305) 509-6897

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Benjamin G. Lombard, Esq.

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 1700

Milwaukee, Wisconsin 53202

(414) 298-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus

Subject To Completion, May 12, 2023

Veru Inc.

5,000,000 Shares of Common Stock

This prospectus relates to the offering and resale by the selling shareholder identified herein of up to an aggregate of 5,000,000 shares of our common stock, par value $0.01 per share (the “Common Stock”). We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the selling shareholder.

The shares of Common Stock offered by this prospectus may be sold directly by the selling shareholder to investors, through dealers or agents, designated from time to time, to or through underwriters, or through any other manner permitted by law. For additional information about how the selling shareholder may sell its shares of Common Stock, you should refer to the section entitled “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “VERU.” On May 11, 2023, the closing price of our common stock was $1.23 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023

i

PROSPECTUS SUMMARY

Our Company

We are a late clinical stage biopharmaceutical company focused on developing novel medicines for the treatment of breast cancer and for SARS-Cov-2 and other viral acute respiratory distress syndrome (ARDS)-related diseases. Our drug development program includes enobosarm, a selective androgen receptor targeting agonist, for the management of advanced breast cancer, and sabizabulin, a microtubule disruptor, for the treatment of hospitalized COVID-19 patients at high risk for ARDS and other viral-related ARDS. We also have an FDA-approved commercial product: the FC2 Female Condom® (Internal Condom) (FC2), for the dual protection against unplanned pregnancy and the transmission of sexually transmitted infections.

Corporate Information

Veru is a Wisconsin corporation that is the successor to The Wisconsin Pharmacal Company, Inc. (Wisconsin Pharmacal), a company which manufactured and marketed disparate specialty chemical and branded consumer products. Wisconsin Pharmacal was originally incorporated in 1971. In 1996, we completed a series of actions which resulted in our acquisition of worldwide rights to our first-generation female condom, the divestiture of Wisconsin Pharmacal’s other businesses and the change of our name to “The Female Health Company.” On October 31, 2016, we completed our acquisition of Aspen Park Pharmaceuticals, Inc., which transitioned us from a single product company selling FC2 to a biopharmaceutical company with a clinical-focused drug development program. On July 31, 2017, we changed our corporate name from “The Female Health Company” to “Veru Inc.” reflecting our focus on developing and commercializing biopharmaceutical products.

Our principal executive offices are located at 2916 N. Miami Avenue, Suite 1000, Miami, FL 33127, and our telephone number is (305) 509-6897. We maintain our corporate website at www.verupharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

THE OFFERING

Common Stock offered by the	5,000,000 shares
selling shareholder

Common stock outstanding as	89,236,732 shares
of May 11, 2023

Common Stock trading symbol	VERU

Use of Proceeds	We will not receive any proceeds from the sale of these shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Veru unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by our subsequent filings with the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our financial condition or business, our development and commercialization plans relating to our product candidates and products, including any potential commercialization of sabizabulin for certain COVID-19 patients, future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, royalty payments, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, future ordering patterns of our customers, objectives of management, business strategies, clinical trial timing, plans and results, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and drug candidates, and other statements that are not historical facts. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should,” “will,” “would” or the negative of these terms or other words of similar meaning. These statements are based upon the Company’s current plans and strategies and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this report. These statements are inherently subject to known and unknown risks and uncertainties. You should read these statements carefully because they discuss our future expectations or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results to differ materially from those currently anticipated include the following:

•

potential delays in the timing of and results from clinical trials and studies, including potential delays in the recruitment of patients and their ability to effectively participate in such trials and studies, and the risk that such results will not support marketing approval and commercialization in the United States or in any foreign country;

•

potential delays in the timing of any submission to the U.S. Food and Drug Administration (the “FDA”) or any other regulatory authority around the world and potential delays in, or failure to obtain, from any such regulatory authority approval of products under development or approval of any emergency use authorization applications we may submit for sabizabulin for certain COVID-19 patients, including the risk of a delay or failure in reaching agreement with the FDA on the design of any clinical trial, including any post-approval or post-authorization study, or in obtaining authorization to commence a clinical trial or commercialize a product candidate in the U.S. or elsewhere;

•	potential delays in the timing of approval by the FDA or any other regulatory authority of the release of manufactured lots of approved products;

•

clinical trial results supporting any potential regulatory approval or authorization of any of our products, including sabizabulin for the treatment of certain COVID-19 patients, may not be replicated in clinical practice;

•

clinical results or early data from clinical trials may not be replicated or continue to occur in additional trials or may not otherwise support further development in the specified product candidate or at all;

•

risks related to our ability to obtain sufficient financing on acceptable terms when needed to fund product development and our operations, including our ability to secure timely grant or other funding to develop, manufacture or distribute sabizabulin as a potential COVID-19 treatment;

•

risks related to the development of our product portfolio, including clinical trials, regulatory approvals and time and cost to bring any of our product candidates to market, and risks related to efforts of our collaborators such as in the development of a companion diagnostic for enobosarm;

•	risks related to the impact of the COVID-19 pandemic on our business, the nature and extent of which is highly uncertain and unpredictable;

•	our pursuit of a COVID-19 treatment candidate is still in development and we may be unable to develop a drug that successfully treats the virus in a timely manner, if at all;

•

risks related to our commitment of financial resources and personnel to the development of a COVID-19 treatment which may cause delays in or otherwise negatively impact our other development programs, despite uncertainties about the longevity and extent of COVID-19 as a global health concern and the possibility that as vaccines and other treatments become widely distributed the need for new COVID-19 treatment candidates may be reduced or eliminated;

•	risks related to our ability to scale up and manufacture sabizabulin in sufficient quantities as a COVID-19 treatment if we receive an emergency use authorization in the U.S. or elsewhere;

•

government entities may take actions that directly or indirectly have the effect of limiting opportunities for sabizabulin as a COVID-19 treatment, including favoring other treatment alternatives or imposing price controls on COVID-19 treatments;

•

government entities in the U.S. or elsewhere have and may continue to declare the COVID-19 pandemic emergency over and, if sabizabulin is authorized in the U.S. or elsewhere for the treatment of certain COVID-19 patients under an Emergency Use Authorization or similar regime outside the U.S., such termination of the pandemic emergency may affect our ability to continue to market sabizabulin;

•	product demand and market acceptance of our commercial products and our products in development, if approved;

•

risks related to our ability to obtain insurance reimbursement from private payors or government payors, including Medicare and Medicaid, for our approved or authorized products, including, if authorized, sabizabulin for the treatment of certain COVID-19 patients, and similar risks relating to market or political acceptance of any potential or actual pricing for any such products;

•	some of our products are in development and we may fail to successfully commercialize such products;

•

risks related to any potential new telehealth platform developed or used by us in commercializing our current product or potential future products, including potential regulatory uncertainty around such platforms;

•

risks related to intellectual property, including the uncertainty of obtaining intellectual property protections and in enforcing them, the possibility of infringing a third party’s intellectual property, and licensing risks;

•	competition from existing and new competitors including the potential for reduced sales, pressure on pricing and increased spending on marketing;

•

risks related to compliance and regulatory matters, including costs and delays resulting from extensive government regulation and reimbursement and coverage under healthcare insurance and regulation as well as potential healthcare reform measures;

•

the risk that we will be affected by regulatory and legal developments, including a reclassification of products or repeal or modification of part or all of the Patient Protection and Affordable Care Act;

•	risks inherent in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers;

•

the disruption of production at our manufacturing facilities or facilities of third parties on which we rely and/or of our ability to supply product due to raw material shortages, labor shortages, physical damage to our or third parties’ facilities, product testing, transportation delays or regulatory or other governmental actions, and the duration and impact of any such disruptions;

•	our reliance on major customers and risks related to delays in payment of accounts receivable by major customers;

•	risks from rising costs of raw materials and our ability to pass along increased costs to our customers;

•	risks related to our growth strategy;

•	our continued ability to attract and retain highly skilled and qualified personnel;

•	the costs and other effects of litigation, governmental investigations, legal and administrative cases and proceedings, settlements and investigations;

•

government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay, restructuring or substantial delayed payments;

•

a governmental tender award indicates acceptance of the bidder’s price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public health sector customers may order and purchase fewer units than the full maximum tender amount;

•

our ability to identify, successfully negotiate and complete suitable acquisitions, out-licensing transactions, in-licensing transactions or other strategic initiatives and to realize any potential benefits of such transactions or initiatives; and

•	our ability to successfully integrate acquired businesses, technologies or products.

All forward-looking statements in this prospectus supplement should be considered in the context of the risks and other factors described above and in the section titled “Risk Factors” below, as well as those listed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and as updated by our subsequent filings with the SEC under the Exchange Act. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this prospectus supplement or to update them to reflect events or circumstances occurring after the date of this report except as required by applicable law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Common Stock by the selling shareholder.

SELLING SHAREHOLDER

All of the shares of our common stock offered for sale by this prospectus are being offered by the selling shareholder. We issued 5,000,000 shares of our common stock to the selling shareholder listed in the table below on April 12, 2023 at a price of $1.00 per share, as part of a private transaction between this selling shareholder and us. As used in this prospectus, the term “selling shareholder” includes the shareholder listed in the table below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling shareholder as a gift, pledge or other non-sale related transfer.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the selling shareholder in connection with the sale of such shares.

Neither the selling shareholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the selling shareholder, the number of shares of our Common Stock beneficially owned by the selling shareholder as of the date hereof and the number of shares of our Common Stock being offered by the selling shareholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares. All information with respect to share ownership has been furnished by the selling shareholder. The “Shares to be Beneficially Owned After the Offering” column assumes the sale of all shares offered.

	Shares of Common Stock Beneficially Owned Prior to the Offering	Shares Offered for Sale Hereby	Shares to be Beneficially Owned After the Offering*
			Number	Percent
Frost Gamma Investments Trust	5,000,253	5,000,000	253	*	*

*	Assumes sale of all shares offered by this prospectus.
**	Less than 1 percent.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the terms of our common stock and preferred stock. It may not contain all the information that is important to you. For additional information, you should look at our amended and restated articles of incorporation, as amended, and our amended and restated by-laws, copies of which are on file with the SEC as exhibits to periodic reports previously filed by us. See “Where You Can Find More Information About Us” and “Incorporation by Reference.”

General

Our authorized capital stock consists of 154,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of Class A preferred stock, par value $0.01 per share, and 15,000 shares of Class B preferred stock, par value $0.50 per share. As of May 11, 2023, there were 89,236,732 shares of our common stock outstanding and no shares of our preferred stock outstanding.

The outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock or preferred stock issued in an offering pursuant to this prospectus, any shares of common stock or preferred stock issuable upon the exercise of warrants issued in an offering pursuant to this prospectus and any shares of common stock issued in connection with the obligations of a holder of rights to purchase our common stock issued in any offering pursuant to this prospectus, when issued in accordance with their terms, will be fully paid and non-assessable.

Common Stock

Each prospectus supplement for the offer of shares of our common stock will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the NASDAQ Capital Market or other exchange on which the common stock is then listed, including a recently reported last sale price of our common stock.

Dividend Rights.

Subject to limitations under Wisconsin law and the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to ratably receive dividends or other distributions when and if declared by our board of directors out of funds legally available for that purpose.

Voting Rights.

Each outstanding share of our common stock is entitled to one vote per share held of record on all matters to be voted upon by shareholders, including the election of our directors and other corporate matters. At a meeting of shareholders at which a quorum is present, for all matters other than the election of directors, a matter is approved if the votes cast favoring the matter exceed the votes cast opposing the matter unless the matter is one upon which a different vote is required by our amended and restated articles of incorporation, as amended, our amended and restated by-laws or the Wisconsin Business Corporation Law. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. There is no cumulative voting with respect to the election of directors or any other matter. Under the Wisconsin Business Corporation Law, the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote is generally required to approve (i) a merger to which we are a party, (ii) the sale, lease, exchange or other disposition of all or substantially all of our assets, (iii) an amendment to our amended and restated articles of amendment, as amended, which requires a shareholder vote, and (iv) our dissolution.

Liquidation, Dissolution or Winding Up.

If we liquidate, dissolve or wind up, subject to the rights of any outstanding shares of preferred stock, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities.

Rights and Preferences.

Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to shares of our common stock.

Transfer Agent and Registrar.

Computershare serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “VERU”.

Preferred Stock

We are authorized to issue 5,000,000 shares of Class A preferred stock, par value $0.01 per share. As of May 11, 2023, there were no shares of preferred stock outstanding.

Our board of directors has the authority, without further action by our shareholders, to issue Class A preferred stock in one or more series and to fix from time to time the number of shares to be included in each such series and the designation of such series, and to fix the relative rights and preferences of the shares of any such series, but only with respect to:

•	the rate of dividend;

•	the price at and the terms and conditions on which shares may be redeemed;

•	the amount payable upon shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares; and

•	the terms and conditions on which shares may be converted into shares of any other class or series.

Except as to the matters expressly set forth in the bullet points above, all series of preferred stock, whenever designated and issued, must have the same preferences, limitations and relative rights and will rank equally, share ratably and be identical in all respects as to all matters.

Unless otherwise provided by Wisconsin law, each holder of preferred stock will have one vote per share and will vote with the holders of common stock together as a single class.

Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated articles of incorporation and any articles of amendment stating the terms of a series of preferred stock that our board of directors may adopt.

Our board of directors may authorize the issuance of preferred stock with rights that could adversely affect the rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Veru and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.

Limitation on Directors’ Liability

The Wisconsin Business Corporation Law provides that our directors will not be personally liable to us or our shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director had a material conflict of interest;

•	a violation of criminal law unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal profit; or

•	willful misconduct.

This provision of the Wisconsin Business Corporation Law may have the effect of reducing the likelihood of derivative or other shareholder litigation against our directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Wisconsin Anti-Takeover Provisions

Under Section 180.1150 of the Wisconsin Business Corporation Law, unless the board of directors otherwise specifies, the voting power of shares of a “resident domestic corporation,” such as us, which are held by any person holding in excess of 20% of the voting power of our stock will be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in Section 180.1150.

Sections 180.1141 through 180.1144 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (an “interested stockholder”) for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.

Sections 180.1130 through 180.1132 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (a “significant stockholder”) unless the business combination either satisfies certain fair price criteria or the business combination is approved by at least 80% of the voting power of our stock and at least two-thirds of the voting power of our stock not beneficially owned by the significant stockholder.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated by-laws establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. As of the date of this prospectus, shares of our Common Stock currently trade on the NASDAQ Capital Market under the symbol “VERU” and, for so long as our common stock continues trading on that exchange, we expect that sales made in the market will likely be effected on that exchange. Sales of our common stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our common stock to be registered hereunder may ultimately be sold by the holder thereof. The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling shareholder list to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The selling shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once effective, we have agreed with the selling shareholder to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) April 12, 2026, (2) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (3) the date on which all of the shares may be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) (or any similar rule then in effect).

LEGAL MATTERS

The validity of the shares of Common Stock offered under this prospectus and certain other legal matters will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of Veru Inc. as of September 30, 2022 and 2021 and for each of the years in the two-year period ended September 30, 2022, incorporated in this Prospectus by reference from the Veru Inc. Annual Report on Form 10-K for the year ended September 30, 2022, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The address of that website is www.sec.gov. Unless incorporated by reference as provided under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.

Information about us is also available at our website at www.verupharma.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. In addition, we incorporate by reference filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the following Veru Inc. SEC Filings (File No. 001-13602):

•	our Annual Report on Form 10-K for the year ended September 30, 2022 filed on December 5, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2022 filed on February 9, 2023 and for the quarter ended March 31, 2023 filed on May 11, 2023;

•	our current reports on Form 8-K filed on March 14, 2023, March 31, 2023, April 12, 2023, April 13, 2023, April 20, 2023, May 3, 2023 and May 12, 2023;

•	our definitive proxy statement on Schedule 14A filed on January 27, 2023; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on September 28, 1990, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.verupharma.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Veru Inc.

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

Attention: Secretary

(305) 509-6897

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Veru Inc. in connection with the sale of the securities being registered hereby.

Item	Amount
SEC registration fee	$744
EDGAR fees and printing costs	$2,000
Legal fees and expenses	$5,000
Accounting fees and expenses	$15,000

Total	22,744

Item 15. Indemnification of Directors and Officers.

Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constitutes: (a) willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of our Amended and Restated By-Laws provides that we shall indemnify any person in connection with legal proceedings threatened or brought against such person by reason of his or her present or past status as one of our officers or directors in the circumstances described above. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with us, any Amended and Restated By-Law or otherwise.

The indemnification provided as set forth above is not exclusive of any other rights to which one of our directors or officers may be entitled.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16. Exhibits.

The exhibits are listed in the accompanying Exhibit Index and are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-89273) filed with the SEC on October 19, 1999).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 27,000,000 shares (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form SB-2 (File No. 333-46314) filed with the SEC on September 21, 2000).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 35,500,000 shares (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form SB-2 (File No. 333-99285) filed with the SEC on September 6, 2002).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 38,500,000 shares (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the SEC on May 15, 2003).

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 3 (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the SEC on May 17, 2004).

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 4 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on November 2, 2016).

4.7	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 77,000,000 shares (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on August 1, 2017).

4.8	Articles of Amendment to the Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 154,000,000 shares (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on March 29, 2019).

4.9	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on May 4, 2018).

5.1	Opinion of Reinhart Boerner Van Deuren s.c.

23.1	Consent of RSM US LLP.

23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

107	Calculation of Filing Fee Table

*	To be filed by amendment or an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 12th day of May, 2023.

VERU INC.

BY	/s/ Mitchell S. Steiner
Mitchell S. Steiner, M.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Mitchell S. Steiner and Michele Greco, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell S. Steiner Mitchell S. Steiner, M.D.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2023

/s/ Michele Greco Michele Greco	Chief Financial Officer and Chief Administrative Officer (Principal Accounting and Financial Officer)	May 12, 2023

/s/ Mario Eisenberger Mario Eisenberger, M.D.	Director	May 12, 2023

/s/ Harry Fisch Harry Fisch, M.D.	Vice Chairman of the Board and Director	May 12, 2023

/s/ Michael L. Rankowitz Michael L. Rankowitz	Director	May 12, 2023

/s/ Lucy Lu Lucy Lu, M.D.	Director	May 12, 2023

/s/ Grace Hyun Grace Hyun, M.D.	Director	May 12, 2023